UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under §240.14a-12

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A contains the following document relating to the proposed merger of Cadence Bancorporation, a Delaware corporation, the parent company of Cadence Bank, N.A. (together, “Cadence”) and BancorpSouth Bank (“BancorpSouth”), pursuant to the Agreement and Plan of Merger, dated April 12, 2021, by and between Cadence Bancorporation and BancorpSouth: Email to Associates regarding an update on the pending merger with BancorpSouth from the Cadence Executive Leadership Team.

Email to Associates regarding an update on the pending merger with BancorpSouth from the Cadence Executive Leadership Team.

Updates On Our Pending Merger With BancorpSouth

A message from our Executive Leadership Team.

We are looking forward to Cadence and BancorpSouth joining together and the positive impact the combined company will have on our associates, customers, communities and shareholders.

We’d like to share a few updates on where we are in the process of merging our two companies:

●
We’ve submitted the merger application to BancorpSouth’s banking regulators, the Federal Deposit Insurance Corporation and the Mississippi Department of Banking and Consumer Finance. The approval process for merger transactions typically takes several months, so it will be some time before we hear from the regulators on whether our merger is approved.

●
Creating a combined organization will be a complex process; therefore, we’ve established an Office of Integration Management to plan our integration strategy and oversee related activities. We assure you that we’ve taken the time needed to ensure a thorough and thoughtful approach.

●
Already, we’ve made meaningful progress on the planning phase of the integration, which will involve the collaboration of work groups and project teams comprised of groups of cross-functional associates from both companies. It is important that we have a structured process in place to best assess opportunities and help us determine how we can create the most successful combined organization. We have formed approximately 12 Work Groups and more than 100 Projects Teams to ensure we are focusing on the right action items, collectively hitting key milestones, and communicating effectively to reach decisions. This discovery process will allow us to define what we will look like in the future as a regional banking powerhouse.

●
We are fortunate, as the teams at both Cadence and BancorpSouth bring extensive M&A experience and are well-positioned to complete the integration efficiently and effectively, making for a smooth transition. We wish to thank those involved in the process for their efforts to ensure we’re able to successfully execute on the legal close of the merger, targeted for fourth quarter of this year, subject to regulatory and stockholder approvals and the satisfaction of other customary closing conditions. These teams will play an equally vital role in the successful conversion of our two companies, planned for the second half of 2022.

●
The named executive team, which will be a blend of leaders from both companies when the legal merger occurs, will continue to have in-person meet and greets throughout the summer, so we can get to know each other better. Through these visits, we have been happy to hear of the shared enthusiasm about what this merger will mean for the future of our companies.

As always, we will keep you informed as decisions are made and as we reach key milestones throughout this merger process. Thank you for your continued support of our company.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020, BancorpSouth Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020, Cadence’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebancorporation.com, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.  In connection with the proposed acquisition, BancorpSouth Bank and Cadence each filed with the FDIC and the SEC on May 27, 2021, respectively, a preliminary joint proxy statement, which included an offering circular with respect to the common stock of BancorpSouth Bank, and intend to file with the FDIC and the SEC, respectively, and furnish to their stockholders a definitive joint proxy statement/offering circular and other relevant documents. STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/OFFERING CIRCULAR, THE DEFINITIVE JOINT PROXY STATEMENT/OFFERING CIRCULAR AND ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO).  Investors and security holders may obtain a free copy of the preliminary joint proxy statement/offering circular, the definitive joint proxy statement/offering circular when it becomes available and other relevant documents filed by BancorpSouth Bank and Cadence with the FDIC and the SEC at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, respectively, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.

Participants in Solicitation

BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Additional information about the directors and executive officers of BancorpSouth Bank and Cadence is set forth in the preliminary joint proxy statement/offering circular with respect to the proposed transaction filed by each of BancorpSouth Bank and Cadence with the FDIC and the SEC on May 27, 2021, respectively, and will be set forth in the definitive joint proxy statement/offering circular with respect to the proposed transaction (when filed by BancorpSouth Bank and Cadence with the FDIC and the SEC, respectively). Free copies of this document may be obtained as described in the preceding paragraph.